UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Hawaiian Telcom Holdco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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This Schedule 14A filing consists of the following communications relating to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Hawaiian Telcom Holdco, Inc. (the “Company”), Cincinnati Bell Inc., an Ohio corporation (“Parent”), and Twin Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), relating to the proposed merger of the Company and Merger Sub (the “Merger”):

(i)             Message from Scott Barber to all Hawaiian Telcom and SystemMetrics Employees, dated July 10, 2017.

(ii)          Hawaiian Telcom and Cincinnati Bell Merger: Frequently Asked Questions, dated July 9, 2017.

Each item listed above was first used or made available on July 10, 2017.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company intends to file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the stockholders of the Company. Parent also intends to file with the SEC a registration statement on Form S-4 in connection with the Merger, which will include the definitive proxy statement and a prospectus with respect to Parent’s common shares to be issued in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER (INCLUDING, BUT NOT LIMITED TO, THE REGISTRATION STATEMENT ON FORM S-4 FILED BY PARENT) OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of documents filed by the Company and Parent with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://ir.hawaiiantel.com or by directing a request to: Hawaiian Telcom Holdco, Inc., 1177 Bishop Street, Honolulu, HI 96813, Attention: Secretary, (808) 546-4511. Investors and stockholders may obtain a free copy of Parent’s filings with the SEC from Parent’s website at http://investor.cincinnatibell.com or by directing a request to: Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, OH 45202, Attention: Corporate Secretary, (513) 397-9900.

Participants in the Solicitation

The Company, Parent, and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about the Company’s directors and executive officers is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 14, 2017, and its definitive proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 14, 2017. Information about Parent’s directors and executive officers is set forth in its definitive proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 24, 2017. These documents are available free of charge from the sources indicated above. Certain directors, executive officers, and employees of the Company or Parent may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards or rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the registration statement, the proxy statement and other relevant materials with respect to the Merger that the Company and Parent intend to file with the SEC.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, uncertainties and other factors that could cause the actual results to differ materially from such forward-looking statements, including, but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or conditions to the closing of the Merger may not be satisfied or waived, (2) the failure to obtain the approval of the Company’s stockholders or the failure to satisfy the closing conditions,

(3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (4) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2016 Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Date: July 10, 2017

To: All Hawaiian Telcom & SystemMetrics Employees

From: Scott Barber, President & CEO

Hawaiian Telcom & Cincinnati Bell Merger

(Special Alert 2017-8)

Please click here to watch an important video message. If you do not have access to the MyHT Portal to view the video, please see a transcript below.

Scott Barber: Good morning. It gives me great pleasure to announce the merger of two great companies, Hawaiian Telcom and Cincinnati Bell, a combination that will create a stronger, more sustainable communications and technology company. This decision came after careful consideration by our board of directors and management team and was driven by our desire to do what’s best for Hawai‘i, our company, our employees, and our customers.

While I understand that a change like this raises many questions and can cause insecurity, as you learn more about the positive aspects of this merger, I think you’ll agree that Hawaiian Telcom and Cincinnati Bell fit well together.

This merger will result in the combination of two nearly identical companies that have survived for generations because of their commitment to their local communities and their desire to provide access to innovative technologies that fuel social and economic development. This merger will combine Hawaiian Telcom’s 1,300 employees with Cincinnati Bell’s 3,000 to create a bigger and stronger family, ready to help each other create, manage and sell more products and services to more customers at a lower cost. That translates into more customer wins in today’s increasingly competitive and rapidly evolving technology landscape.

Let me emphasize that Cincinnati Bell has no desire to take over our operations. Cincinnati Bell and Hawaiian Telcom will retain their names and separate brand identities and run operations separately in each market while sharing best practices and resources as needed to help each other successfully compete.

While the process of combining our companies will naturally lead to change as we grow and partner together, Cincinnati Bell is committed to Hawaiian Telcom’s workforce and ensuring that we can meet the needs of our customers today and into the future. Also, due to distance and separate operations, this merger is not expected to materially impact jobs in Hawai‘i. In fact, Cincinnati Bell has committed to investing in expanding our Next-Generation Fiber network statewide, which will create additional opportunities for growth.

Details of integration are still being  worked out, so I ask for everyone’s patience and understanding because it will take time—in all likelihood at least a year—to not only secure the required approvals necessary, but also to work through specific planning in and around how we benefit each other through the combination of both companies. As usual for publicly traded and regulated companies, the merger must be approved by shareholders and a number of state and federal agencies. Until then, it’s business as usual.

As part of this merger, Hawaiian Telcom will have two Board seats on the combined company board and these seats will be held by Hawai‘i residents. This helps to ensure that Hawai‘i is well represented when broader strategic decisions are made.  We will inform you as to who and when the two members are selected.

The two companies’ fiber networks will pass more than a million households with 14,000 miles of fiber in four states. This merger will enhance virtually every element of our business—consumer, business, wholesale—and also strengthens Hawaiian Telcom while preserving its commitment to our island home.  Combined with Cincinnati Bell, our company will have increased access to capital to continue investing in our community and improved buying power for products and services which will help to lower our costs.

In recent years, we’ve been expanding Hawaiian Telcom organically and through acquisitions, such as Wavecom in 2012 and SystemMetrics in 2013, and this step is another natural partnership of similar talent, products, and most importantly, local values. Also, mergers of this kind are increasingly common in our industry as small companies like ours and Cincinnati Bell look for opportunities to join forces with partners with similar values so they can better compete against the corporate giants.

Through this process, I’ve gotten to know Leigh Fox, CEO of Cincinnati Bell, and I have grown to respect and trust in his word and his commitment to do what’s best for Hawai‘i as he has done for his customers and employees in the greater Cincinnati, Ohio area. He has a clear and compelling vision for how we’ll grow the new business through investment in our people and our communities. It’s my pleasure to introduce you to Leigh now.

Leigh Fox: Thanks, Scott, and aloha everyone. I look forward to meeting you all in person, but for now, I’d just like to share how fortunate I feel to be working together. Due to your hard work, commitment to your community, and ability to change and adapt, each of you have helped to make Hawaiian Telcom the successful and innovative company it is today. You’ve built an impressive fiber network and a portfolio of next generation services that have allowed you to compete against the Goliath in your market. Most importantly, you’ve won the trust and respect of your customers and your community. These were just some of the reasons why we saw Hawaiian Telcom as a team we wanted to grow with.

As Scott has already shared, I want to emphasize Cincinnati Bell is not looking to introduce radical changes to Hawaiian Telcom’s operations. You know Hawai‘i and its unique culture, history and values. We trust your local expertise and we support the vision of Hawaiian Telcom’s management team.

Like you, Cincinnati Bell has been committed to the communities we serve, centered around Cincinnati in Ohio, Kentucky and Indiana, for the past 144 years. And like you, we have successfully transitioned from being a monopoly telecom provider to a full service technology provider. And like you, we compete against the same aggressive cable company.

By building on our similarities, we can combine our talents, our resources and expertise to help each other to continue serving our communities for many years to come. I look forward to learning more from you and growing our companies together. Thanks.

Scott Barber: Thanks Leigh. I encourage all employees to review the press release and visit our merger site on our Investor Relations website and the MyHT employee portal for additional information. We will also be holding an employee town hall meeting in the next few weeks where you’ll get to meet Leigh, and there will be time for Q&A. We will certainly inform you when that meeting is scheduled.

Today’s announcement is the culmination of much hard work, and an accomplishment we should all feel good about. Hawaiian Telcom is in a position to benefit from this merger because of your ongoing diligence and dedication. It builds on Hawaiian Telcom and Cincinnati Bell’s rich legacies in their communities and our mutual desire to ensure our companies continue to stand the test of time. This combination of like-minded, locally-focused companies has the potential to not only ensure our long-term sustainability, but to catapult our growth. Together, Hawaiian Telcom and Cincinnati Bell will continue to expand the reach of our state-of-the-art fiber network statewide, launch innovative IP-based products and services and as a result, strengthen our competitive position and transform our growth profile.

In closing, I want to assure every employee that we will approach this merger in a manner that is open and guided by our FAST values, particularly of Aloha Spirit and Trustworthiness. I make a commitment to communicate openly and to treat all of you with integrity and respect. As always, thank you for your continued hard work and the opportunity to serve and represent you as we continue to build a bigger and better company.

Mahalo!

Additional Information and Where to Find It

In connection with the proposed merger, Hawaiian Telcom intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”).  Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the stockholders of Hawaiian Telcom.  Cincinnati Bell also intends to file with the SEC a registration statement on Form S-4 in connection with the merger, which will include the definitive proxy statement and a prospectus with respect to Cincinnati Bell’s common shares to be issued in connection with the merger.  BEFORE MAKING ANY VOTING DECISION, HAWAIIAN TELCOM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER (INCLUDING, BUT NOT LIMITED TO, THE REGISTRATION STATEMENT ON FORM S-4 FILED BY CINCINNATI BELL) OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of documents filed by Hawaiian Telcom and/or Cincinnati Bell with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors and stockholders may obtain a free copy of Hawaiian Telcom’s filings with the SEC from Hawaiian Telcom’s website at http://ir.hawaiiantel.com or by directing a request to: Hawaiian Telcom Holdco, Inc., 1177 Bishop Street, Honolulu, HI 96813, Attention: Secretary, (808) 546-4511.  Investors and stockholders may obtain a free copy of Cincinnati Bell’s filings with the SEC from Cincinnati Bell’s website at http://investor.cincinnatibell.com or by directing a request to: Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, OH 45202, Attention: Corporate Secretary, (513) 397-9900.

Participants in the Solicitation

Hawaiian Telcom, Cincinnati Bell and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of Hawaiian Telcom in favor of the proposed merger.  Information about Hawaiian Telcom’s directors and executive officers and their ownership of Hawaiian Telcom’s common stock is set forth in Hawaiian Telcom’s annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 14, 2017, and its definitive proxy statement for its 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 14, 2017.  Information about Cincinnati Bell’s directors and executive officers is set forth in its definitive proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 24, 2017. These documents are available free of charge from the sources indicated above. Certain directors, executive officers and employees of Hawaiian Telcom and Cincinnati Bell may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement, the registration statement and other relevant materials with respect to the merger that Hawaiian Telcom and Cincinnati Bell intend to file with the SEC and furnish to the Company’s stockholders.

Hawaiian Telcom & Cincinnati Bell Merger

Frequently Asked Questions

Please refer all media inquiries to Su Shin, Executive Director - Marketing & Communications at su.shin@hawaiiantel.com or (808) 546-2344 (office) / (808) 753-4891 (mobile).

Who is Hawaiian Telcom merging with?

Once all shareholder and regulatory approvals are secured, Hawaiian Telcom will be merging with Cincinnati Bell, the leading fiber and IT services and solutions business headquartered in Cincinnati, Ohio. Despite our distance, we are very similar companies. Like us, Cincinnati Bell is a publicly traded company (NYSE: CBB). Like us, Cincinnati Bell has been committed to the communities they serve, centered in and around Cincinnati, northwestern Kentucky and southern Indiana, for the past 144 years. Like us, they have successfully transitioned from being a monopoly telecom provider to a full service integrated communications and technology company that provides competitive services such as TV, broadband, telephone, equipment and cloud services over a fiber optic backbone. Like us, Cincinnati Bell has a unique brand and strong reputation in their market as the hometown service provider. And like us, they compete with the same aggressive cable company. They have about 3,000 employees, many of whom have been with the company for generations.

Cincinnati Bell operates through two segments:

•                  Entertainment and Communications segment, which provides High-Speed Internet (HSI), Internet Protocol TV (IPTV), Plain Old Telephone Service (POTS) and Voice over Internet Protocol (VoIP) to consumers and businesses.

•                  In 2009, Cincinnati Bell launched Fioptics (similar to our Next Generation Fiber Network program) and have since focused on fiber network investments in their markets. Fioptics is now available to nearly 550,000 homes or nearly 70% of the Greater Cincinnati area.

•                  As of March 2017, Cincinnati Bell had about 517,000 voice lines, 307,000 Internet subscribers and 141,000 IPTV subscribers.

•                  IT Services and Hardware segment, which provides business customers across the U.S. with efficient, end-to-end communications and IT systems and solutions.

To learn more, please visit www.cincinnatibell.com.

What will the impact of this merger be?

Because Hawaiian Telcom will continue to be locally managed from Hawai‘i and will retain its name and separate brand identity, very little will change for our employees and our customers. The changes we do expect are positive. For example, this merger will combine Hawaiian Telcom’s 1,300 employees with Cincinnati Bell’s 3,000 to create a bigger and stronger enterprise that drives innovation and delivers enhanced products and services to our customers. Cincinnati Bell is committed to Hawaiian Telcom’s workforce and ensuring that it can meet the needs of its customers today and into the future. Also, due to distance and separate operations, this merger is not expected to materially impact jobs in Hawai‘i. In fact, Cincinnati Bell has committed to investing in Hawaiian Telcom’s next-generation fiber network statewide, which will create additional opportunities for growth.

Why is the merger happening? Why Cincinnati Bell and why now?

Like other telecommunications companies, Hawaiian Telcom continues to face steep declines in land line telephone customers. Our cost of doing business continues to increase. For example, since we launched our TV product in 2011, we’ve seen our content costs increase by more than 30%. Meanwhile, we face significant competitive pressure from an extremely aggressive and extremely large cable company. However, what our results clearly show is that we are succeeding in the areas where we have deployed fiber. We saw a dramatic increase in our High-Speed Internet subscribers in our fiber areas with growth of nearly 90% in just one year. Our success depends on our ability to continue to expand our Next-Generation Fiber Optic Network. This requires massive capital investment, a challenge for us to secure alone. So we began exploring our options because we knew that we needed to find a strong strategic partner that shared our commitment to our community and would prioritize investment in Hawai‘i. We found the perfect fit in Cincinnati Bell. They are a smaller, like-minded, locally-focused communications company like us. We are the only two American telecommunications companies operating locally and building out extensive fiber in our communities.

How does this benefit Hawaiian Telcom and Hawai‘i?

Our board of directors and management team are pursuing this path to expand our liquidity and capital flexibility that will help us to continue to invest in Hawai‘i and ensure Hawaiian Telcom’s long-term sustainability. When the transaction is approved and finalized, our company and customers would benefit in the following ways:

•                  Investment —Cincinnati Bell has committed to investing in Hawaiian Telcom’s Next-Generation Fiber Network (NGN) to serve additional consumers and business addresses, details will be shared as they are confirmed. This will help to ensure the opportunity for continued growth and market share, as our data clearly shows that we are winning in the areas where we have deployed fiber. We saw a dramatic increase in our High-Speed Internet subscribers in our fiber areas with growth of nearly 90% in just one year.

•                  Diversification —We will have access to Cincinnati Bell’s innovative offerings and methods including big data analytics, sales and marketing tactics, and IT Professional Services. In turn, we will be able to share the capabilities of our state-of-the-art SEA-US transpacific fiber network, Network Operations Center, and world-class Endeavor data center.

•                  Innovation —Together, both Hawaiian Telcom and Cincinnati Bell can leverage each other’s talent and unlock innovation of our joint IPTV, broadband and cloud offerings to ensure timely roll out of products in this competitive market.

•                  Economies of scale —Combined with Cincinnati Bell, our company will have improved buying power for products and services which will enable us to lower our costs. Also, with larger size and combined financials comes the potential for increased access to capital, both on the stock market and with higher credit ratings translating into lower interest rates for borrowing.

•                  Competition —With a viable and sustainable Hawaiian Telcom, our community will continue to have a choice in the market. Since 2011, when we first launched HTTV, consumer pricing in Hawai‘i has dropped nearly 70% — the result of robust competition in the market.

When will this deal be final? When will we start to see changes?

The merger transaction is expected to close in the second half of 2018, subject to customary closing conditions, including regulatory and shareholder approvals. While the process of combining the companies may naturally lead to changes down the line, Cincinnati Bell is committed to Hawaiian Telcom’s workforce and ensuring that it can meet the needs of its customers today and into the future. Also, due to distance and separate operations, this merger is not expected to materially impact jobs in Hawai‘i. In fact, Cincinnati Bell has committed to investing in Hawaiian Telcom’s next-generation fiber network statewide, which will create additional opportunities for growth.

Employee Questions

What will this merger mean for employees…will there be layoffs?

Cincinnati Bell is committed to Hawaiian Telcom’s workforce and ensuring that it can meet the needs of its customers today and into the future. Also, due to distance and separate operations, this merger is not expected to materially impact jobs in Hawai‘i. In fact, Cincinnati Bell has committed to investing in Hawaiian Telcom’s next-generation fiber network statewide, which will create additional opportunities for growth.  Also, as a part of a larger combined entity, there will be enhanced opportunities for career growth.

How will the merger affect my day-to-day work duties? Will this affect my salary or benefits? How does this affect our organizational structure?

Until the merger is finalized, everything is business as usual. Following the close of the deal, Cincinnati Bell has committed to working closely with Hawaiian Telcom to ensure consistent operation of the business. Details of integration are still being worked out and the details will be shared with you as they are developed.

How will this affect my Hawaiian Telcom shares?

Under the agreement, Hawaiian Telcom stockholders will have the option to elect either $30.75 in cash, 1.6305 shares of Cincinnati Bell common stock, or a mix of $18.45 in cash and 0.6522 shares of Cincinnati Bell common stock for each share of Hawaiian Telcom, subject to proration such that the aggregate consideration to be paid to Hawaiian Telcom stockholders will be 60 percent cash and 40 percent Cincinnati Bell common stock. This consideration represents a 26 percent premium to Hawaiian Telcom’s closing price of $24.44 on July 7, 2017, 24 percent premium to the volume-weighted average price of the last 20 calendar days of $24.86, and 31 percent premium to the volume-weighted average price of the last 12 months of $23.55. Upon the closing of the transaction, Hawaiian Telcom stockholders will own approximately 15 percent and Cincinnati Bell stockholders will own approximately 85 percent of the combined company.

In fact, the implied offer price is a premium to where Hawaiian Telcom stock has ever traded since becoming public in 2010. A significant portion of the consideration is in cash, which provides immediate value to you and our other shareholders as well as the ability to participate in the potential upside of the combined company.

Where will the newly merged company be located?

Hawaiian Telcom will continue to be headquartered in Honolulu, and Cincinnati Bell will remain in Cincinnati.  This will ensure that the companies can remain focused on their respective local markets, while taking advantage of each other’s combined resources.

Is Hawaiian Telcom still a local company and Committed to Hawai‘i?

Absolutely. Hawaiian Telcom has a rich history in the islands dating back to King David Kalākaua. We have successfully served the state for the past 134 years because we have proven time and time again that we can innovate and adapt to the rapid pace of technological change as well as to the ever-evolving needs of our customers and the market. Our Company’s successful evolution and shift to a portfolio of next generation, advanced services has resulted in a successful transition from Hawai‘i’s monopoly phone company to Hawai‘i’s Technology Leader. The half a billion dollar investment we’ve made into our Next-Generation Fiber optic network over the past six years enabled Hawai‘i’s fastest Internet, Internet Protocol TV service, data center and cloud solutions as well as a wide range of business products and services. This merger will only strengthen Hawaiian Telcom and its ability to continue serving the people and businesses of Hawai‘i…keeping them connected to the world.

Has Hawaiian Telcom ever been part of another company?

Yes. In fact, many remember when we were part of Verizon, and before that, GTE. However, what’s different about Cincinnati Bell is that it is not a giant mainland company that wants to gobble us up, deprioritizing Hawai‘i, and it’s also not another giant investment company only interested in a quick return on investment. Cincinnati Bell is a smaller, like-minded, locally-focused communications company like Hawaiian Telcom. Because of our similarities and because Hawaiian Telcom will continue to be locally managed from Hawai‘i and will retain its name and separate brand identity, very little will change for our employees and our customers. The changes we do expect are positive, like the investments in fiber statewide.

How will we be sure that decisions will still be made with Hawai‘i in mind?

As part of this merger, Hawaiian Telcom will have two Board seats on the combined company board. This helps to ensure that Hawai‘i is well represented when broader strategic decisions are made. Additionally, we will continue to have our local management team driving the day-to-day business decisions with our local employees, customers and community’s best interests in mind.

Will our mission and vision change?

No, Hawaiian Telcom’s mission, to grow a profitable and innovative communications company with a passion for delivering superior service to our customers and a commitment to our employees and Hawai‘i’s community, not only remains steadfast but is bolstered by Cincinnati Bell’s common desire to invest in and focus on our local communities. This partnership will help us to achieve our mission by enabling continued investment in our Next-Generation Fiber network so that we can offer the higher broadband speeds our customers want and need in more places across the state.

Will our FAST Values change?

No, we are committed to our FAST Values and will continue to treat each other, our customers and our community with Fierce Resolve, Aloha Spirit, Superior Service and Trustworthiness.

Are mergers typical in our industry?

Mergers of this kind are increasingly common in our industry as small companies like ours and Cincinnati Bell look for opportunities to join forces so they can better compete against the corporate giants.

Hawaiian Telcom’s union workforce is represented by IBEW and Cincinnati Bell’s by CW, how will this merger impact those relationships and Collective Bargaining Agreements?

Hawaiian Telcom will continue to be locally managed from Hawai‘i and our union labor agreements will be honored.

The union contract expires at the end of 2017. How would this merger impact the negotiations?

The union contract is up for renewal at the end of this year. We have been and will continue to negotiate in good faith toward a fair and mutually beneficial new Collective Bargaining Agreement with IBEW.

What sort of profit levels did Hawaiian Telcom have in 2016?

2016 adjusted EBITDA (Earnings before Interest Taxes Depreciation and Amortization) was $116 million.

How strong a company is Cincinnati Bell?

Cincinnati Bell is a leading fiber and IT services and solutions business. Headquartered in Cincinnati, Ohio, Cincinnati Bell employs roughly 3,400 people. In 2016 they brought in revenues of $1.2 billion from the following segments:

•                  Entertainment and Communication Segment: Provides high-speed data, video and voice solutions to consumers and businesses in greater Cincinnati, Ohio and northwestern Kentucky and southeastern Indiana

•                  Has a total 307,400 Internet subscribers and 516,900 voice lines as of March 2017.

•                  IT Services and Hardware: Provides business customers across the U.S. with efficient, end-to-end communications and IT systems and solutions.

Since the launch of Fioptics in 2009, the company has invested in its fiber network, available to 545,200 addresses (about 68% of Greater Cincinnati).

And combined we’re even stronger:

•                  Combined, our network business will represent 1.2 million households passed, 391,000 broadband subscribers and 193,000 video subscribers, 14,000 fiber miles and more than 11,100 lit buildings.

•                  Similarly, our IT services business will possess enhanced scale with 20+ offices, and more than 1,500 employees serving 3,300+ customers.

Why does Cincinnati Bell want to merge with Hawaiian Telcom?

For Cincinnati Bell, the merger with Hawaiian Telcom is an important step towards locking in “fiber density” value for shareholders and customers, as they continue to anticipate and capitalize on the growing demand for fiber by building scale in this increasingly critical field.

As 5G becomes imminent, Cincinnati Bell is one of the best-positioned diversified network and services companies in the country to actually deliver on the promise of a higher-speed standard for consumers and businesses. In addition, the explosive growth of IoT — with $6 trillion in investment expected over the next five years — presents additional opportunities to leverage an expanded, leading fiber network to drive additional growth.

•                  They believe “fiber density” will increasingly be a market differentiator for businesses and consumers, enabling faster and more efficient commercial opportunities. As fiber becomes increasingly critical — expected to comprise 50% of the cable market by 2020 — our differentiated network will position us on the leading edge of our industry, able to anticipate and address our customers’ needs.

•                  Together with Hawaiian Telcom, our fiber network will exceed 14,000 fiber route miles, further differentiating Cincinnati Bell from traditional carriers.

•                  Hawaiian Telcom’s distinctive brand, unique strength in our local territory and continued investments to expand our Next-Generation fiber network throughout the Hawaiian Islands will position Cincinnati Bell to replicate our fiber success and seamlessly capitalize on the significant commercial opportunities that the Hawai‘i market presents.

•                  Notably, Hawaiian Telcom brings significant geographic expansion opportunity beyond Hawai‘i, providing Cincinnati Bell with direct access to the 2.6TB of transpacific fiber cable capacity linking Asia and the U.S., which expands Cincinnati Bell’s route diversity and gives the combined company exposure to large, data-hungry demographics on both sides of the Pacific.

•                  Our cultures are highly complementary — Hawaiian Telcom and Cincinnati Bell are the only two American telecommunications companies operating as local, fiber-building communications and entertainment enterprises. For both historic enterprises, a priority commitment to first in class services and facilities in their respective local markets has been a key to their success.

How does this affect our Board?

As part of this merger, Hawaiian Telcom will have two Board seats on the combined company board and these seats will be held by Hawai‘i residents. This helps to ensure that Hawai‘i is well represented when broader strategic decisions are made. We will inform you as to who and when the two members are selected.

What can I do to help the Company?

Remain focused on delivering Superior Service to our customers and each other.

How can I get more information?

Visit our Investor Relations page at hawaiiantel.com for more information.

Customer Questions

What will this mean for Hawai‘i consumers?

This merger will benefit Hawai‘i consumers both in the short- and long-term.  Immediately this partnership will open up additional resources and provide access to technological innovation, enabling Hawaiian Telcom to continue to serve Hawai‘i’s consumers with the best products and services that meet our unique needs. And in the long-term, this merger ensures smaller companies like Hawaiian Telcom and Cincinnati Bell can better compete against the Goliaths in our markets. Strong market competition means better pricing, products and services for local consumers.

What changes can I expect to see and when?

It will be business as usual, which means you’ll continue to receive superior service from a dedicated team of local employees who are Committed to Hawai‘i. Given the strong shared culture between Hawaiian Telcom and Cincinnati Bell, existing customers should experience no disruption in their day-to-day service and can expect Hawaiian Telcom to continue providing our customers with superior service as we have done for the past 130 plus years in Hawai‘i.

Will this mean that you’ll be moving your call center and other customer service functions off island?

No. It will be business as usual, which means you’ll continue to receive superior service from a dedicated team of local employees who are Committed to Hawai‘i.

Will this merger lead to an increase in my rates?

No. The merger will not cause your rates to increase. There are other factors impacting rates — primarily our costs to bring you the products and services you have come to rely on. For example, since we launched HTTV in 2011, we’ve seen our content costs increase by more than 30% (about 5-6% every year). We work hard to keep these costs in check so that we can keep our rates as reasonable as possible. In fact, this merger may actually improve consumer rates. Combined with Cincinnati Bell, our company will have improved buying power for products and services which will help to lower our costs. Further, having a strong and viable Hawaiian Telcom ensures a competitive environment, which leads to lower prices for consumers.

Where can I find more information?

Visit our Investor Relations page at hawaiiantel.com for more information.

Vendor Questions

What will the impact of the merger be?

You will experience no disruptions in your day-to-day interactions with our company. Your normal contacts will remain the same, and we are committed to maintaining open lines of communication as we take this next step as a company. We thank you for your continued partnership and look forward to a bright future working together.

How will this merger change our relationship?

The value we place on partner relationships is not changing — we are simply aligning our business with an evolving industry and positioning ourselves to meet the needs of our clients. This merger will make us an even stronger partner for you as we grow and meet the needs of our consumers together.

Does this mean that Hawaiian Telcom is in financial trouble? If not, why are my invoices paid late?

No. The Company’s financial condition is stable. Our debt levels are the lowest among our peers. We value the relationships we have with our vendors and strive to pay our invoices in a timely fashion.

Additional Information and Where to Find It

In connection with the proposed merger, Hawaiian Telcom intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”).  Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the stockholders of Hawaiian Telcom.  Cincinnati Bell also intends to file with the SEC a registration statement on Form S-4 in connection with the merger, which will include the definitive proxy statement and a prospectus with respect to Cincinnati Bell’s common shares to be issued in connection with the merger.  BEFORE MAKING ANY VOTING DECISION, HAWAIIAN TELCOM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER (INCLUDING, BUT NOT LIMITED TO, THE REGISTRATION STATEMENT ON FORM S-4 FILED BY CINCINNATI BELL) OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of documents filed by Hawaiian Telcom and/or Cincinnati Bell with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors and stockholders may obtain a free copy of Hawaiian Telcom’s filings with the SEC from Hawaiian Telcom’s website at http://ir.hawaiiantel.com or by directing a request to: Hawaiian Telcom Holdco, Inc., 1177 Bishop Street, Honolulu, HI 96813, Attention: Secretary, (808) 546-4511.  Investors and stockholders may obtain a free copy of Cincinnati Bell’s filings with the SEC from Cincinnati Bell’s website at http://investor.cincinnatibell.com or by directing a request to: Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, OH 45202, Attention: Corporate Secretary, (513) 397-9900.

Participants in the Solicitation

Hawaiian Telcom, Cincinnati Bell and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of Hawaiian Telcom in favor of the proposed merger.  Information about Hawaiian Telcom’s directors and executive officers and their ownership of Hawaiian Telcom’s common stock is set forth in Hawaiian Telcom’s annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 14, 2017, and its definitive proxy statement for its 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 14, 2017.  Information about Cincinnati Bell’s directors and executive officers is set forth in its definitive proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 24, 2017. These documents are available free of charge from the sources indicated above. Certain directors, executive officers and employees of Hawaiian Telcom and Cincinnati Bell may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement, the registration statement and other relevant materials with respect to the merger that Hawaiian Telcom and Cincinnati Bell intend to file with the SEC and furnish to the Company’s stockholders.